UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 5, 2012

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

            On July 5, 2012, Santa Fe Gold Corporation (“SANTA FE” or the “COMPANY”) announced that it is offering up to 12,500,000 units, with each unit consisting of one share of common stock and a warrant to purchase one of a share of common stock, to its existing stockholders. Each unit will be sold at a price of $0.40. Each warrant has an exercise price of $0.60 per share of common stock, and is exercisable for a period of three years commencing immediately. The shares of common stock and the warrants will be issued separately but will be purchased together in the offering.

            In determining that the Units should be offered at a price of $0.40 per share, our board of directors considered a number of factors, including: prices at which our shares were traded recently, though volatile transactions of which we are aware; relevant facts and circumstances related to our business and financial condition; and prices at which stocks of comparable, publicly traded, institutions are valued relative to resource values, earnings and other relevant financial metrics. We can make no assurances that the offering price is indicative of fair market value or of the value at which you may be able to sell your shares.

            The offering will commence as of the date of the supplemental prospectus and expire on July 25, 2012, unless Santa Fe terminates it earlier or extends it. Santa Fe’s directors and officers will conduct the offering, for which they will receive no commissions. Net proceeds of the offering, after payment of expenses, will be used for working capital and general corporate expenses.

            No commissions, fees, or other remuneration will be paid to any of our directors, officers or employees, or to any other persons or entities, for selling Units in this offering. Such persons may be reimbursed for reasonable expenses incurred in connection with conducting the offering.

            No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

            The securities described above are being offered by Santa Fe Gold Corporation pursuant to a shelf registration statement on Form S-3 (File No. 333-163112) together with a base prospectus, previously filed and declared effective by the Securities and Exchange Commission (SEC) and a prospectus supplement. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement related to the offering was filed with the SEC on July 5, 2012. When available, copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the Securities and Exchange Commission web site at http://www.sec.gov, or from Santa Fe Gold, 1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 or via telephone at 505-255-4852.

            No offer to sell or the solicitation of an offer to buy any securities of Santa Fe Gold Corporation shall be made nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

            In connection with issuance of the Units, the Company has filed, as Exhibit 5.1 hereto, an opinion of its counsel, The Jordaan Law Firm, PLLC. The Form of the Subscription Agreement and the Warrant Agreement are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein. A copy of the press release, dated July 5, 2012, announcing the offering is filed as Exhibit 99.1 hereto and incorporated by reference herein.

            The information contained in this Report (including the exhibits hereto) is hereby incorporated by reference into the Santa Fe’s Registration Statements on Form S-3, File Nos. 333-163112.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

5.1	Opinion of The Jordaan Law Firm, PLLC, dated July 5, 2012

10.1	Form of Subscription Agreement

10.2	Form of Warrant

99.1	Press Release dated July 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: July 5, 2012	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of The Jordaan Law Firm, PLLC dated July 5, 2012

10.1	Form of Subscription Agreement

10.2	Form of Warrant

99.1	Press Release dated July 5, 2012